UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2009

______________

iMergent, Inc.

(Exact name of registrant as specified in its charter)

______________

Delaware	001-32277	87-0591719
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

10235 South 51st Street

Phoenix, AZ 85044

(Address of Principal Executive Office) (Zip Code)

(801) 227-0004

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On June 19, 2009 the Board of Directors appointed David H. Krietzberg, to the position of Senior Vice President and Chief Administrative Officer.  The appointment of Mr. Krietzberg is effective June 22, 2009.

Krietzberg will receive an annual salary of $225,000 per year, which is not governed by an employment agreement.  Mr. Krietzberg will receive a relocation allowance. Mr. Krietzberg will be entitled to a bonus, the structure of which has not been determined. Mr. Krietzberg will be entitled to equity awards under the Company’s 2003 Equity Incentive Plan as determined by the Compensation Committee of the Company’s Board of Directors.

Prior to joining iMergent, Inc., Krietzberg, 53, held positions with Mitel Networks, Inc, Inter-Tel Technologies, Inc and Executone Information Systems, Inc.  Including Chief Financial Officer, Vice President of Finance and Treasurer.  Krietzberg has extensive experience in operations management, strategic planning, financial management and building organizations and developing high performance teams. Krietzberg has both an MBA in finance, and a BBA in accounting from Pace University.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release entitled, “iMergent Announces Addition to Senior Management”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

By:	/s/ JONATHAN R. ERICKSON
Jonathan R. Erickson Chief Financial Officer

Date:  June 23, 2009